UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

STATION CASINOS INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a 6(i)(4) and 0-11.

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☐	Fee paid previously with preliminary materials.

☐

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Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

ANNUAL MEETING OF STOCKHOLDERS
-AN IMPORTANT REMINDER-
PLEASE VOTE YOUR PROXY TODAY!

May 7, 2005

DEAR FELLOW STOCKHOLDER:

We recently sent you proxy material for the annual meeting of stockholders of Station Casinos, Inc. (the “Company”), which will be held on May 18, 2005.  According to our latest records, we have not yet received your proxy for this important meeting.

Your vote this year is particularly important in light of a proxy contest being waged by the Culinary Workers Local Union 226 and UNITE HERE (the “Union”).  To support your Board of Directors, which is committed to continuing to grow the Company and maximizing stockholder value, please vote “FOR” proposals 1, 2 and 3 and “AGAINST” the Union’s stockholder proposals 4, 5 and 6.

YOUR VOTE IS IMPORTANT

Your participation in the affairs of your Company is important.  Please promptly submit your vote – by signing, dating and mailing the enclosed duplicate proxy in the postage-paid return envelope provided.  If you have previously returned your proxy, please accept our thanks and disregard this request.

On behalf of your Board of Directors, thank you for your continued interest and support.

Sincerely,

Frank J. Fertitta III
Chairman of the Board and
Chief Executive Officer

YOUR VOTE IS IMPORTANT

Please help your Company save additional solicitation costs by signing, dating and mailing your proxy today.  If you have any questions or require assistance, please call D. F. King & Co., Inc., which is assisting your Company, toll-free at 1-888-887-0082.